For Further Information
                                        Richard L. Wellek,
                                        Chairman and CEO, or
                                        Richard A. Nunemaker,
                                        Vice President, Finance, and CFO
                                        (630) 420-0400
FOR IMMEDIATE RELEASE
FRIDAY, SEPTEMBER 5, 1997


             VARLEN COMPLETES CALL OF 6-1/2 PERCENT

          CONVERTIBLE SUBORDINATED DEBENTURES DUE 2003


NAPERVILLE, IL,  September 5, 1997 -- Varlen Corporation

(NASDAQ:VRLN) announced today that its call for the redemption of its outstanding 6-1/2 Percent Convertible Subordinated Debentures

due 2003 has been completed.



As a result of the August 20, 1997 call for redemption,

substantially all of the Debentures were voluntarily converted into approximately 2.42 million shares of Varlen Common Stock.

With the completion of the conversions, Varlen now has

approximately 8.85 million shares of Common Stock outstanding.


Varlen is a leading manufacturer of precision engineered

transportation products for the railroad, heavy-duty

truck/trailer and automotive industries, and petroleum analyzers.

The company, headquartered in a Chicago suburb, manufactures its products in 24 facilities in the United States and Europe and sells them to customers around the world.  Varlen's common stock is traded on Nasdaq's National Market under the symbol VRLN.

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